UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): October 25, 2001


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 5.       OTHER EVENTS

     October 25, 2001, Calpine Corporation announced record earnings for the three and nine months ended September 30, 2001, reflecting the continued execution of the company's program to own and operate low-cost generating facilities in key North American power markets and through Calpine Energy Services' successful power systems program. For the quarter, diluted earnings per share were $0.88, an increase of 80% from the same period last year. Net income for the quarter was $320.8 million, representing a 102% increase compared to net income of $158.5 million for the third quarter of 2000. Revenue for the quarter increased 292% to $2.9 billion, from $744.8 million a year ago. Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) rose 68% to $625.2 million for the quarter, compared to $373.1 million a year ago.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits.

          99.0 Press release dated October 25, 2001, announcing financial and operating results for the three and nine months ended September 30, 2001.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                          -----------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer
October 25, 2001

EXHIBIT 99.0



NEWS RELEASE                                               Contact: 408/995-5115
                                       Media Relations:  Katherine Potter, X1168
                                        Investor Relations:  Rick Barraza, X1125

         CALPINE REPORTS RECORD THIRD QUARTER 2001 DILUTED EPS OF $0.88

     (SAN JOSE, CALIF.) October 25, 2001 - San Jose, Calif.-based Calpine Corporation [NYSE:CPN], the nation's leading independent power company, announced today record earnings for the three and nine months ended September 30, 2001.

     For the quarter, diluted earnings per share were $0.88, an increase of 80% from the same period last year. Net income for the quarter was $320.8 million, representing a 102% increase compared to net income of $158.5 million for the third quarter of 2000. Revenue for the quarter increased 292% to $2.9 billion, from $744.8 million a year ago. Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) rose 68% to $625.2 million for the quarter, compared to $373.1 million a year ago.

     For the nine months ending September 30, 2001, diluted earnings per share from recurring operations (before the deduction of nonrecurring merger costs of $0.07 per share incurred in connection with the Encal Energy Ltd. pooling-of-interests transaction in the second quarter of 2001) rose 108% to $1.64. Net income from recurring operations was $575.4 million, an increase of 141% compared to net income of $239.2 million for the same period in 2000. Revenue for the first nine months was $5.9 billion, an increase of 306% from $1.4 billion a year ago. EBITDA for the first nine months rose 88% to $1.3 billion, from $673.3 million in 2000. Total assets as of September 30, 2001 were approximately $19 billion, up 90% from $10 billion at December 31, 2000.

     Financial results for the quarter and nine months ended September 30, 2001 benefited primarily from the continued execution of Calpine's program to own and operate low-cost generating facilities in key North American power markets and through Calpine Energy Services' successful power systems program. During the quarter, Calpine added eight facilities to its portfolio, representing approximately 3,600 megawatts of capacity. For the twelve months ending September 30, 2001, Calpine increased its portfolio by nearly 6,300 megawatts of capacity, adding 16 facilities to its fleet of low-cost energy centers. Today, Calpine owns 61 operating facilities totaling approximately 11,100 megawatts of capacity.

     "Calpine turned in another record quarter, reflecting our continued leadership and accelerated growth in the North American power industry," stated Calpine President and CEO Peter Cartwright. "By the end of 2001, we will have brought to the market over 12,000 megawatts of clean, low-cost power. These new energy resources will go a long way to help meet increased demand and to advance retirement of old, polluting facilities that can't compete with today's fuel-efficient technology. More important, these new facilities reinforce Calpine's position as the low-cost power provider in the markets we serve. In today's dynamic power industry, shareholders and customers alike benefit from Calpine's consistent, proven and value-added strategy."

     "Looking to the future, Calpine's outlook remains strong," added Cartwright. "We expect continued strong financial results through the balance of 2001 and beyond, with 2001 year-end earnings on track to be approximately $2.00 to $2.05 per share."

         Highlights of recent activities include:

     Development Program - Calpine is expanding its fleet of high-efficiency generating facilities in attractive energy markets.

o Channel Energy Center Enters First Phase of Operations - Calpine's Channel Energy Center entered simple-cycle operations and is generating up to 190 megawatts of electricity for the Texas wholesale power market. Calpine expects to complete the combined-cycle buildout in the spring of 2002, enabling the plant to produce up to 630 megawatts of reliable low-cost electricity. In addition to serving the Texas wholesale market, the facility will supply all of the electricity and steam requirements for Lyondell-Citgo under the terms of a 20-year agreement.

o Calpine to Acquire Remaining Interest in 240-Megawatt Gas-Fired Project - Calpine announced plans to acquire the remaining 50% interest in and assume operations of the 240-megawatt Gordonsville Energy Center. Located in Gordonsville, Va., this natural gas-fired cogeneration facility provides electric power and steam to Virginia Electric and Power Company and the Rapidan Service Authority under the terms of power sales agreements that expire in 2024.

o Calpine Breaks Ground on 115-Megawatt Peaker in Florida - Calpine initiated full-scale construction activities on a 115-megawatt simple-cycle peaking unit located at its existing Auburndale Energy Center in Polk County, Fla. Calpine is designing the facility to serve the fast-growing Florida power market. The project is expected to begin operations in time to help meet peak summer demand in 2002.

o Wisconsin Peaker Enters Operations - Calpine's RockGen Energy Center entered full production. This 460-megawatt peaking facility, located near Cambridge, Wis., is providing electricity to Wisconsin Power and Light Company under the terms of a seven-year contract. The facility was designed to operate during peak summer demand to help maintain sufficient reserve margins.

o Calpine to Purchase 27 Siemens Westinghouse Steam Turbines - Calpine announced plans to purchase 27 steam turbine generators from Siemens Westinghouse for its new fleet of North American power generating facilities. Calpine expects turbine deliveries to begin in September 2002, with full inventory in place by February 2005. Combined, these turbines represent up to 5,400 megawatts of generating capacity.

o Calpine to Purchase 19 Toshiba Steam Turbines - With its announcement of plans to acquire 19 Toshiba International steam turbine generators, Calpine has ensured access to the major equipment necessary to attain its development goal. This latest order represents 3,800 megawatts of generation capacity.

o Calpine Begins Construction on 750-Megawatt Gas-Fired Project - Construction is under way for Calpine's 750-megawatt Pastoria Energy Center. Located thirty miles south of Bakersfield, Calif., the project is expected to be on line for the summer of 2003. The facility will provide a needed and environmentally responsible energy resource for California.

o Calpine Completes Acquisition of Saltend Energy Centre - Calpine completed the acquisition and assumed operations of the Saltend Energy Centre, a 1,200-megawatt natural gas-fired power plant located at Saltend near Hull, Yorkshire, England. This milestone acquisition marks Calpine's entry into the United Kingdom power industry and represents the cornerstone of Calpine's European strategy.

o Calpine Adds 350 Megawatts to South Carolina Facility - Calpine has completed a 350-megawatt expansion of its Broad River Energy Center, located in Gaffney, S.C. With the second phase completed, the facility currently produces approximately 890 megawatts of peaking capacity. Total output is sold to Carolina Power & Light under long-term power purchase agreements.

o California Energy Commission Approves License for Metcalf Energy Center - The California Energy Commission, in a unanimous decision, approved licensing of the 600-megawatt Metcalf Energy Center, located in San Jose, Calif. Metcalf, a joint development of Calpine and Bechtel Enterprises, will provide a vital source of electricity for Silicon Valley - the most vulnerable metropolitan area on the Pacific Gas and Electric system.

o Calpine Fires Up 213-Megawatt Gas-Fired Facility in Arkansas - Calpine announced that its 213-megawatt Pine Bluff Energy Center has entered operations. Located approximately 50 miles south of Little Rock, Ark., Pine Bluff is a combined-cycle, natural gas-fired electric generating facility. The project is helping to meet the growing demand for electricity throughout the Southeast and, as a cogenerator, provides International Paper's Pine Bluff Mill with a long-term supply of steam and electricity.

o Calpine Adds 275 Megawatts to Canadian Power Portfolio - Calpine has completed the acquisition and assumed operations of two power generating facilities, adding 275 net megawatts of strategic natural gas-fired generation to its Canadian power portfolio. Calpine now owns a 100% interest in the 250-megawatt Island Cogeneration facility and a 50% interest in the 50-megawatt Whitby Cogeneration plant. Calpine has assumed operations of both facilities.

o Calpine Breaks Ground on South Carolina Gas-Fired Facility - Construction is under way for Calpine's 550-megawatt Columbia Energy Center, a natural gas-fired cogeneration facility located in Calhoun County, S.C. The facility will provide competitively priced electricity for the region's growing wholesale power market and will supply thermal energy to Eastman Chemical. The project is expected to be fully operational by the fall of 2003.


Calpine Finance - Calpine Finance continues to lower Calpine's cost of capital while maximizing the value of the company's portfolio.

o Calpine Receives Investment Grade Rating by Moody's - Moody's Investors Service has upgraded the company's corporate credit and senior unsecured notes to Baa3 from Ba1. This upgrade reflects the company's strong operating portfolio of efficient and low-cost power facilities and solid cash flow positions over the next five years. Fitch affirmed Calpine's investment grade rating of BBB-. Standard & Poor's also affirmed its rating of BB+, with a stable outlook.

o Calpine Completes $2.6 Billion Offerings - Calpine increased the principal amount and priced four concurrent offerings of senior notes in the U.S. dollar, Canadian dollar, Sterling and Euro fixed income markets. The company also completed an offering of pass through lease certificates relating to certain sale/leaseback transactions. Proceeds from these $2.6 billion offerings will be used to refinance existing bridge loan financings incurred to fund recently completed transactions, finance the development and construction of additional power generation facilities, and for working capital and general corporate purposes.


Earnings Conference Call

     Calpine will host a conference call to review third quarter results. Calpine's unaudited consolidated condensed statements of operations for the three and nine months ended September 30, 2001 are attached. The conference call will take place on Thursday, October 25, 2001, at 10:30 am PDT. The call is available in a listen-only mode by calling 1-877-715-5321 five minutes prior to the start of the conference call. International callers should dial 1-973-321-1040. In addition, Calpine will simulcast the conference call live via the Internet. The web cast can be accessed and will be available for 30 days on the investor relations page of Calpine's website at www.calpine.com.

About Calpine

     Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient, natural gas-fired generation and is the world's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in North America. To date, the company has approximately 35,100 megawatts of base load capacity and 7,600 megawatts of peaking capacity in operation, under construction, and in announced development in 29 states, the United Kingdom and Canada. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its web site at www.calpine.com.


     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) changes in government regulations, including pending changes in California, and anticipated deregulation of the electric energy industry, (ii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain financing and the necessary permits to operate or the failure of third-party contractors to perform their contractual obligations, (iii) cost estimates are preliminary and actual costs may be higher than estimated, (iv) the assurance that the Company will develop additional plants, (v) a competitor's development of a lower-cost generating gas-fired power plant, (vi) the risks associated with marketing and selling power from power plants in the newly competitive energy market, (vii) the risks associated with marketing and selling combustion turbine parts and components in the competitive combustion turbine parts market, (viii) the risks associated with engineering, designing and manufacturing combustion turbine parts and components, or (ix) delivery and performance risks associated with combustion turbine parts and components attributable to production, quality control, suppliers and transportation. You are also cautioned that the California energy market remains uncertain. The Company's management is working closely with a number of parties to resolve the current uncertainty. This is an ongoing process and, therefore, the outcome cannot be predicted. It is possible that any such outcome will include changes in government regulations, business and contractual relationships or other factors that could materially affect the Company; however, the Company believes that a final resolution of the situation in the California energy market will not have a material adverse impact on the Company. For example, Pacific Gas and Electric Company (PG&E) has recently agreed with the Company to assume all of the Company's Qualifying Facility contracts with PG&E in bankruptcy . You are also referred to the other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

                      CALPINE CORPORATION AND SUBSIDIARIES
                 Consolidated Condensed Statements of Operations
         For the Three and Nine Months Ended September 30, 2001 and 2000
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                              Three Months Ended             Nine Months Ended
                                                                                 September 30,                 September 30,
                                                                          --------------------------    --------------------------
                                                                              2001           2000           2001           2000
                                                                          -----------     ----------    -----------    -----------
Revenue:
   Electric generation and marketing revenue ..........................   $ 2,755,603    $   643,782    $ 5,063,010    $ 1,191,461
   Oil and gas production and marketing revenue .......................       139,382         92,851        768,253        229,478
   Income from unconsolidated investments in power projects ...........         6,859          7,224          9,022         21,841
   Other revenue ......................................................        14,261            957         28,444          4,388
                                                                          -----------    -----------    -----------    -----------
       Total revenue ..................................................     2,916,105        744,814      5,868,729      1,447,168
                                                                          -----------    -----------    -----------    -----------
Cost of revenue:
   Electric generation and marketing expense ..........................     1,864,069        117,348      3,147,301        248,955
   Oil and gas production and marketing expense .......................        71,216         30,090        469,765         85,633
   Fuel expense .......................................................       322,100        185,619        807,544        363,315
   Depreciation expense ...............................................        91,514         59,125        235,671        154,940
   Operating lease expense ............................................        27,830         25,230         83,290         46,360
   Other expense ......................................................         3,485          1,143          9,474          3,923
                                                                          -----------    -----------    -----------    -----------
       Total cost of revenue ..........................................     2,380,214        418,555      4,753,045        903,126
                                                                          -----------    -----------    -----------    -----------
       Gross profit ...................................................       535,891        326,259      1,115,684        544,042
Project development expense ...........................................         4,894          6,091         25,105         15,074
General and administrative expense ....................................        29,859         28,147        116,481         57,295
Merger expense ........................................................            --             --         41,627             --
                                                                          -----------    -----------    -----------    -----------
       Income from operations .........................................       501,138        292,021        932,471        471,673
Other expense (income):
   Interest expense ...................................................        49,695         29,058        112,951         69,013
   Distributions on trust preferred securities ........................        15,385         12,650         45,947         28,713
   Interest income ....................................................       (21,073)       (15,896)       (60,962)       (29,073)
   Other expense (income), net ........................................        (7,875)         1,183        (16,893)         1,439
                                                                          -----------    -----------    -----------    -----------
       Income before provision for income taxes .......................       465,006        265,026        851,428        401,581
Provision for income taxes ............................................       144,207        106,481        303,037        162,427
                                                                          -----------    -----------    -----------    -----------
       Income before extraordinary charge and cumulative effect of
        a change in accounting principle ..............................       320,799        158,545        548,391        239,154
Extraordinary charge, net of tax benefit ..............................            --         (1,235)        (1,300)        (1,235)
Cumulative effect of a change in accounting principle .................            --             --          1,036             --
                                                                          -----------    -----------    -----------    -----------
       Net income .....................................................   $   320,799    $   157,310    $   548,127    $   237,919
                                                                          ===========    ===========    ===========    ===========
Basic earnings per common share:
     Weighted average shares of common stock outstanding ..............       304,666        285,143        302,649        275,392
     Income before extraordinary charge and cumulative effect of a
      change in accounting principle ..................................   $      1.05    $      0.56    $      1.81    $      0.87
     Extraordinary charge .............................................   $        --    $     (0.01)   $        --    $     (0.01)
     Cumulative effect of a change in accounting principle ............   $        --    $        --    $        --    $        --
                                                                          -----------    -----------    -----------    -----------
     Net income .......................................................   $      1.05    $      0.55    $      1.81    $      0.86
                                                                          ===========    ===========    ===========    ===========
Diluted earnings per common share:
     Weighted average shares of common stock outstanding before
      dilutive effect of certain convertible securities ...............       318,552        302,239        317,880        291,705
     Income before dilutive effect of certain convertible securities,
      extraordinary charge and change in accounting principle .........   $      1.01    $      0.52    $      1.73    $      0.82
     Dilutive effect of certain convertible securities (1) ...............$     (0.13)   $     (0.03)   $     (0.16)   $     (0.03)
                                                                          -----------    -----------    -----------    -----------
     Income before extraordinary charge and cumulative effect of a
      change in accounting principle ..................................   $      0.88    $      0.49    $      1.57    $      0.79
     Extraordinary charge .............................................   $        --    $     (0.01)   $        --    $     (0.01)
     Cumulative effect of a change in accounting principle ............   $        --    $        --    $        --    $        --
                                                                          -----------    -----------    -----------    -----------
     Net income .......................................................   $      0.88    $      0.48    $      1.57    $      0.78
                                                                          ===========    ===========    ===========    ===========
EBITDA (2) ...............................................................$   625,155    $   373,114    $ 1,268,070    $   673,341


(1) Includes the effect of the assumed conversion of certain convertible securities. For the three and nine months ended September 30, 2001, the assumed conversion calculation adds 58,153 and 52,353 shares of common stock and $12,470 and $33,204 to the net income results, representing the after tax expense on certain convertible securities avoided upon conversion. For the three and nine months ended September 30, 2000, the assumed conversion calculation adds 39,573 and 31,338 shares of common stock and $7,696 and $15,373 to the net income results.

(2) This non-GAAP measure is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments, plus provision for tax, plus interest expense, plus one-third of operating lease expense, plus depreciation and amortization, plus distributions on trust preferred securities.